UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 22, 2019

TSR, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-8656	13-2635899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oser Avenue, Suite 150, Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 231-0333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TSRI	NASDAQ Capital Market
Preferred Share Purchase Rights[1]	--	--

1Registered pursuant to Section 12(b) of the Act pursuant to a Form 8-A filed by the registrant on March 15, 2019. Until the Distribution Date (as defined in the registrant’s Rights Agreement dated as of August 29, 2018), the Preferred Share Purchase Rights will be transferred with and only with the shares of the registrant’s Common Stock to which the Preferred Share Purchase Rights are attached.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) of TSR, Inc. (the “Company”) was held on October 22, 2019. The background of the 2018 Annual Meeting is described in the Company’s definitive proxy statement in connection with the 2018 Annual Meeting (the “Definitive Proxy Statement”), which was filed with the Securities and Exchange Commission (the “SEC”) on October 1, 2019.

The following matters were submitted to the stockholders of the Company at the 2018 Annual Meeting for their approval:

Election of Directors

The stockholders of the Company elected H. Timothy Eriksen and Bradley M. Tirpak to serve as Class I Directors of the Company for three-year terms.

As previously disclosed by the Company, on August 30, 2019, the Company entered into a Settlement and Release Agreement and a Share Repurchase Agreement with certain investor parties related to a proxy contest and certain pending litigation matters involving the Company and such investor parties. Pursuant to the terms of the Settlement and Release Agreement, and as described in the Definitive Proxy Statement, the Company had agreed to solicit proxies for two alternative slates of two Class I directors for election at the 2018 Annual Meeting: one slate consisted of two directors nominated by the Company, who were Ira D. Cohen and Raymond A. Roel, and one slate consisted of two nominees selected by Zeff Capital, L.P., who were H. Timothy Eriksen and Bradley M. Tirpak. Pursuant to the terms of the Settlement and Release Agreement and the Share Repurchase Agreement, and as more fully described in the Company’s current report on Form 8-K filed with the SEC on October 21, 2019, the Company had withdrawn its slate of nominees for director from consideration at the 2018 Annual Meeting, inasmuch as the Company did not complete the repurchase or make the settlement payment contemplated in the Settlement and Release Agreement and Share Repurchase Agreement prior to the 2018 Annual Meeting. As a result, the slate of nominees selected by Zeff Capital, L.P. was the only slate of nominees that stood for election as directors at the 2018 Annual Meeting, and any vote received by the Company in favor of the election of the Company’s slate of nominees was treated as a vote in favor of the nominees selected by Zeff Capital, L.P.

The balloting for the election was as follows:

Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
H. Timothy Eriksen	1,228,348	147,102	-	16,190
Bradley M. Tirpak	1,226,728	148,722	-	16,190

Ratification of the appointment of the Company’s independent registered public accountants

The stockholders of the Company voted to ratify the appointment by the Company’s Board of Directors of CohnReznick LLP as the independent registered public accountants of the Company, to examine and report upon the Company’s financial statements for the fiscal year ending May 31, 2019. Balloting for this vote was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,248,180	140,397	3,063	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, INC.
(Registrant)

By:	/s/ John G. Sharkey
John G. Sharkey
Senior Vice President, Chief Financial
Officer and Secretary

Date: October 23, 2019

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